                                                                                              EXHIBIT 12
                                        PENNZOIL COMPANY AND SUBSIDIARIES
                                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                                                  For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1997                  1996
                                                                             -------------        -------------
                                                                           (Dollar amounts expressed in thousands)
Income from continuing operations before extraordinary items
      and cumulative effect of change in accounting principle                $    119,251         $    105,437
Income tax provision
    Federal and foreign                                                            57,925               20,255
    State                                                                           9,001                5,449
                                                                             -------------        -------------
        Total income tax provision                                                 66,926               25,704

Interest charges                                                                  138,450              156,533
                                                                             -------------        -------------
Income before income tax provision and interest charges                      $    324,627         $    287,674
                                                                             =============        =============

Fixed charges                                                                $    149,336         $    163,407
                                                                             =============        =============

Ratio of earnings to fixed charges                                                   2.17                 1.76
                                                                             =============        =============


                                       DETAIL OF INTEREST AND FIXED CHARGES

                                                                                  For the nine months ended
                                                                                        September 30,
                                                                             ----------------------------------
                                                                                 1997                 1996
                                                                             -------------        -------------
                                                                                  (Expressed in thousands)
Interest charges per Consolidated Statement of Income
  which includes amortization of debt discount, expense and premium          $    131,875         $    144,825
Add: portion of rental expense representative of interest factor <F1>              17,461               18,582
                                                                             -------------        -------------
  Total fixed charges                                                        $    149,336         $    163,407

Less: interest capitalized per Consolidated Statement of Income                    10,886                6,874
                                                                             -------------        -------------
  Total interest charges                                                     $    138,450         $    156,533
                                                                             =============        =============

<F1> Interest factor based on management's estimates and approximates one-third of rental expense.